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Note: Redacted portions have been marked with (***). The redacted portions are subject to a request for confidential treatment that has been filed with the Securities And Exchange Commission.


                                                                   EXHIBIT 10.27

                              DYNEGY CONNECT, L.P.
                       2821 South Parker Road, Suite 700
                             Aurora, Colorado 80014

                                November 6, 2000


Tellium, Inc.
2 Crescent Place
P.O. Box 901
Oceanport, NJ 07757-0901
Attn: Mr. Nick DeVito, Vice President

     Re: First Amendment to Purchase Agreement, made as of September 21, 1999 ("Purchase Agreement"), by and between Dynegy Connect, LP, a Delaware
            ------------------
          limited parnership ("Dynegy Connect") (as indirect successor to Extant, Inc.) and Tellium, Inc. ("Tellium")
                                            -------

Dear Mr. DeVito:

     Reference is made to the Purchase Agreement. All capitalized terms that are used herein but not defined shall have the meaning ascribed to them in the Purchase Agreement.

     This amendment (the "Amendment") to the Purchase Agreement is effective as
                          ---------
     of the date above written.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     The Purchase Agreement is hereby amended as follows:

     1. Section 1 shall be deleted in its entirety and replaced with the following:

          (a) Scope: Subject to the terms, provisions and conditions hereinafter set forth, during the term of this Agreement, Dynegy Connect, L.P. and the other Authorized Purchasers (as defined in Section 1(b) below), including but not limited to European Affiliates of Dynegy Inc., agree to purchase, and Tellium agrees to sell, deliver and, if agreed to by the parties, install their full optical switch requirements during the three (3) year period ending November 1, 2003, including hardware and software ("Products") at the prices set forth on Schedule C attached
                                                           ----------
          hereto; provided, however, any commitment to purchase Products shall be subject to the Products meeting, in the Authorized Purchaser's reasonable discretion, performance standards and current technology being deployed at any time during the term of this Agreement. Subject to the foregoing, it is expected that Dynegy Connect shall
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Note: Redacted portions have been marked with (***). The redacted portions are subject to a request for confidential treatment that has been filed with the Securities And Exchange Commission.


          purchase approximately Two Hundred and Fifty Million Dollars ($250,000,000) of Products and installation services described in the Schedules, attached hereto and made a part of this Agreement from Tellium during the term of this Agreement. It is the intention of the parties that Products shall be delivered in such quantities and at such times as is set forth in Schedule A attached hereto.
                                        -----------

          (b) Definitions: For purposes of this Agreement, the following terms shall have the following meanings:

                     (1) "Affiliate" shall mean with respect to a person, any other person directly or indirectly controlling, controlled or under common control with such person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                     (2)  "Authorized Purchaser" shall mean

                            (a) DCP Leasing, L.L.C., Dynegy Connect, L.P. or Dynegy Global Communications, Inc. (collectively referred to herein as the "Dynegy Entities");
                                                       ---------------


                            (b)  (***);

                            (c)  (***); and/or

                            (d)  (***).

     2. The first paragraph of Section 3 shall be deleted in its entirety and replaced with the following:

          Dynegy Connect will issue purchase orders ("Orders") to Tellium for delivery and installation of Products, which Orders will be based on the Forecasts (as defined below) delivered pursuant to Section 3.1.

          Other Authorized Purchasers may issue purchase orders to Tellium under the Purchase Agreement provided that (i) such Authorized Purchasers agree to be bound all applicable terms and conditions of the Purchase Agreement insofar, but only insofar, as they relate to the purchase orders issued by such Authorized Purchaser and the equipment delivered pursuant to such purchase orders, which applicable terms and conditions shall include, without limitation, those set forth in this Section 3 and Sections
       4, 5, 6, 8, 10, 14, 16, 23, 29 and 30, and (ii) if the Authorized
       Purchaser for a purchase order is any person other than (***), Dynegy Connect or Dynegy Global

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subject to a request for confidential treatment that has been filed with the
Securities And Exchange Commission.

       Communications, Inc. then such Authorized Purchaser shall meet the reasonable credit criteria employed by Tellium.

           Tellium shall provide Dynegy Connect or such other Authorized Purchaser with notice of acceptance of such Order within seven (7) days of receipt of the Order. Every Order shall contain a description of the Products ordered, the quantities and prices, the delivery date(s), and the place of delivery. All such Orders will be made pursuant and subject to this Agreement, whether specifically stated or not. In the event of a conflict or variance between the terms and conditions of an Order and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall govern.

           All purchases made by any Authorized Purchaser will be deemed to be purchases made by Dynegy Connect (as successor to Extant) for purposes of calculating any volume discounts and for purposes of calculating the number of, and the vesting of, the Warrants.

    3. Section 4 shall be deleted in its entirety and replaced with the following:

                Tellium shall deliver the Products by the delivery date(s) set forth in the applicable Order but in no event shall delivery occur after the (* * *) after receipt of the Order unless otherwise agreed in writing between the Authorized Purchaser and Tellium. In the event that delivery of an Order is not made within the respective time period specified in Section 29.2, the Authorized Purchaser shall have the right to terminate this Agreement in accordance with Section 29.2. The Authorized Purchaser's acceptance of the Products shall be in accordance with Section 6 at the destination(s) specified in the Order. All deliveries shall be F.O.B. Oceanport, New Jersey. Title and risk of loss or damage to the Products shall remain with Tellium until delivery of the Product to a common carrier for delivery to the Authorized Purchaser. Customer shall pay shipping and insurance charges. Loss, damage or destruction subsequent to Delivery of the Products shall not relieve the Authorized Purchaser or of its obligations to pay for the Products.

     4. Section 5 shall be deleted in its entirety and replaced with the following:

                (a)  The pricing for Products shall be as set forth in
             Schedule C attached hereto. The prices set forth in Schedule C
             ----------                                          ----------
             are exclusive of all federal, state or local sales, excise, use, value added, import or export or similar taxes, other than taxes based upon Tellium's net income or corporate franchise. Tellium may invoice Customer for any taxes which Tellium will be required to collect or pay.

                (b)  All payments shall be made in U.S. Dollars.

                (c) Products and installation services shall be invoiced separately. Products shall be invoiced within (* * *) of delivery and installation services shall be invoiced upon acceptance (as defined in Section 6).

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subject to a request for confidential treatment that has been filed with the
Securities And Exchange Commission.



                (d) All invoices shall be due net (* * *) from the date of invoice.

                (e) For any amount due hereunder which remains unpaid after its due date, Customer shall pay Tellium a service fee of (* * *) of the amount due that remains unpaid.

                (f)  (* * *) shall (* * *) and (* * *) the (* * *) to the
            (* * *) for (* * *) to (* * *) or (* * *).

                (g) Tellium shall provide Engineer & Furnish (Pre-wired and Tested OXC) services as set forth in Schedule C, Table 3 for the
                                                 ----------
            first (* * *).

                (h) When the Authorized Purchasers have (* * *) for (* * *) of (* * *), Tellium (* * *) a (* * *) of (* * *) to (* * *) for
            (* * *) stated in (***).

   5. Section 6 is amended as follows:

                (a) The insertion of an (a) at the very beginning of such
            section.

                (b) Each reference to "(* * *)" in Section 6 shall be replaced with "(* * *)."

                (c) The following subsection (b) shall be added to Section 6:

                      (b) Installation Services: Acceptance shall have occurred with respect to installation services on the earlier of (* * *) following installation or the carrying of live traffic on the network.

   6. Section 8 shall be deleted in its entirety and replaced with the following:

          IMPORT/EXPORT. Each Authorized Purchaser hereby covenants that no commodities or technical data (including computer software) or other technology agreed to be sold or otherwise transferred under this Agreement will be sold, leased, delivered, transferred or conveyed to any person in any country except in strict compliance with all export and import laws, regulations, executive orders or decrees of the United States Government or any agencies thereof and the government of any other country (or agencies thereof) with jurisdiction over such transaction. Each Authorized Purchaser shall, solely at its own expense, obtain all required export and import licenses, permits, approvals, certificates and verifications before shipment of any Products.

   7. A new paragraph shall be added to Section 16 which shall read as follows:

          Notwithstanding any other provision of the Purchase Agreement, Tellium may (i) disclose the terms of this Amendment in any filing with the Securities and

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subject to a request for confidential treatment that has been filed with the
Securities And Exchange Commission.

          Exchange Commission and (ii) file this Amendment with the Securities and Exchange Commission, provided that it uses (* * *) to seek confidential treatment with respect to the filing referred to in Clause (ii) of this Section 7.

     8. Section 29.2 (c) shall be deleted in its entirety.


     This Letter Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Letter Agreement by facsimile transmission shall be effective as delivery of a manually-executed counterpart hereof.


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                                      -5-
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Note: Redacted portions have been marked with(***). The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

  Please execute below to evidence your agreement to the foregoing.

                                              Very truly yours,

                                              DYNEGY CONNECT, L.P.

                                              By:   /s/ Michael S. Sava
                                                 --------------------------
                                              Name:  Michael S. Sava
                                              Title: Executive Vice President



ACCEPTED AND AGREED TO:


TELLIUM, INC.



By: /s/ Nicholas DeVito
   ---------------------------------
Name:  Nicholas DeVito
     -------------------------------
Title: VP Business Development
      ------------------------------


DCP LEASING,L.L.C., as Construction Agent for
Polaris Connect Statutory Trust

By:   /s/ Michael S. Sava
    --------------------------
Name:  Michael S. Sava
      ------------------------
Title: Executive Vice President
       ------------------------

DYNEGY GLOBAL COMMUNICATIONS, INC.



By:   /s/ Michael G. Gray
    --------------------------
Name:  Michael G. Gray
      ------------------------
Title: Vice President
       ------------------------

                                      -6-